                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: MARCH 2002


DISTRIBUTION DATE:
               04/22/02


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                           Per $1,000 of Original
                                                                                                               Class A/Class B
                                                                                                                   Amounts
                                                                                                           -------------------------
     (i)     Principal Distribution
                  Class A-1                                                           $           0.00          $ 0.000000
                  Class A-2                                                           $           0.00          $ 0.000000
                  Class A-3                                                           $           0.00          $ 0.000000
                  Class A-4                                                           $  17,172,948.14          $71.021291
                  Class B Amount                                                      $           0.00          $ 0.000000
    (ii)     Interest Distribution
                  Class A-1                                                           $           0.00          $ 0.000000
                  Class A-2                                                           $           0.00          $ 0.000000
                  Class A-3                                                           $           0.00          $ 0.000000
                  Class A-4                                                           $     435,114.71          $ 1.799482
                  Class B Amount                                                      $     382,415.48          $ 4.683333
   (iii)     Monthly Servicing Fee                                                    $     151,400.77
             ---------------------
                  Monthly Supplemental Servicing Fee                                  $           0.00
    (iv)     Class A-1 Principal Balance (end of Collection Period)                   $           0.00
             Class A-1 Pool Factor (end of Collection Period)                                 0.000000%
             Class A-2 Principal Balance (end of Collection Period)                              $0.00
             Class A-2 Pool Factor (end of Collection Period)                                0 .000000%
             Class A-3 Principal Balance (end of Collection Period)                   $           0.00
             Class A-3 Pool Factor (end of Collection Period)                                0.0000000%
             Class A-4 Principal Balance (end of Collection Period)                   $  82,853,422.43
             Class A-4 Pool Factor (end of Collection Period)                                34.265270%
             Class B Principal Balance (end of Collection Period)                     $  81,654,551.40
             Class B Pool Factor (end of Collection Period)                                 100.000000%
     (v)     Pool Balance (end of Collection Period)                                  $ 164,507,973.83

    (vi)     Interest Carryover Shortfall
                  Class A-1                                                           $           0.00          $ 0.000000
                  Class A-2                                                           $           0.00          $ 0.000000
                  Class A-3                                                           $           0.00          $ 0.000000
                  Class A-4                                                           $           0.00          $ 0.000000
                  Class B                                                             $           0.00          $ 0.000000
             Principal Carryover Shortfall
                  Class A-1                                                           $           0.00          $ 0.000000
                  Class A-2                                                           $           0.00          $ 0.000000
                  Class A-3                                                           $           0.00          $ 0.000000
                  Class A-4                                                           $           0.00          $ 0.000000
                  Class B                                                             $           0.00          $ 0.000000

   (vii)     Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                      $  15,811,536.64
                  Class B Amount                                                      $           0.00

  (viii)     Aggregate Purchase Amount of Receivables repurchased by
                        the Seller or the Servicer                                    $  33,717,573.05